UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2017

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

404I-T Hadley Road

S. Plainfield, New Jersey 07080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Please send copies of all communications to:

Harvey J. Kesner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 2, 2017, Mohit Bhansali, a Class III director resigned as a member of PolarityTE, Inc.’s (the “Company’s“) Board of Directors (the “Board“). Mr. Bhansali also resigned as a member of each of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees and as Chairman of the Audit Committee. Mr. Bhansali’s resignation was not the result from any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

On March 2, 2017, the Board appointed Jeff Dyer as a Class III director with a term expiring in 2017 to fill vacancy created upon the resignation of Mr. Bhansali. In addition, Mr. Dyer was appointed as a member of each of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees and as Chairman of the Audit Committee. Mr. Dyer is deemed an “independent“ director as such term is defined by the rules of The NASDAQ Stock Market LLC. There are no family relationships between Mr. Dyer and any of our other officers and directors.

On December 7, 2016, Mr. Dyer was granted an option to purchase up to 141,000 shares of the Company’s common stock at an exercise price equal to $3.12 per share (the “Option“) which Option will vest in 24 equal monthly installments commencing on the one month anniversary of the grant date. The Option was granted pursuant to the Company’s 2017 Equity Incentive Plan (the “2017 Plan“) and the 2017 Plan, the vesting and the exercise of the Option is subject to stockholder approval.

Set forth below is the biographical information of the newly appointed director, as required by Item 401 of Regulation S-K.

Jeff Dyer, 58, has served as the Horace Beesley Professor of Strategy at Brigham Young University since September 1999. From August 1993 until September 1999 he served as an Assistant Professor at Wharton School, University of Pennsylvania, and from July 1984 until September 1988 he served as Management Consultant and Manager of Bain & Company. Mr. Dyer received his Bachelor of Science degree in psychology and MBA from Brigham Young University and his PhD in management from University of California, Los Angeles. Mr. Dyer is qualified to serve as a member of the Company’s Board due to 30 years of experience advising firms with regard to business strategy. He has advised more than 20 major corporations, including a number of healthcare firms. Mr. Dyer is also a known expert in the field of innovation and business start-ups having authored “The Innovator’s DNA“ and “The Innovator’s Method“.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: March 7, 2017	/s/ John Stetson
John Stetson
Chief Financial Officer